Exhibit 15.2

KPMG AG Wirtschaftsprüfungsgesellschaft THE SQUAIRE / Am Flughafen, 60549 Frankfurt am Main
March 20, 2020 Securities and Exchange Commission Washington, D.C. 20549	KPMG AG Wirtschaftsprüfungsgesellschaft THE SQUAIRE / Am Flughafen 60549 Frankfurt am Main Postfach 75 03 53 60533 Frankfurt am Main T 069 9587-0 F 069 9587-1050 www.kpmg.de

Ladies and Gentlemen:

Under the date of March 13, 2020, we reported on the consolidated financial statements of Deutsche Bank Aktiengesellschaft as of and for the years ended December 31, 2019 and 2018 and the effectiveness of internal control over financial reporting as of December 31, 2019. On March 24, 2020, the auditor-client relationship with KPMG AG Wirtschaftsprüfungsgesellschaft will cease. We have read Deutsche Bank Aktiengesellschaft's statements included under Item 16-F of its Form 20-F dated March 20, 2020, and we agree with such statements, except that we are not in a position to agree or disagree with Deutsche Bank Aktiengesellschaft's statement that Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Deutsche Bank Aktiengesellschaft's consolidated financial statements, or the effectiveness of internal control over financial reporting.

Very truly yours,

KPMG AG
Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany
March 20, 2020

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Aufsichtsratsvorsitzender: WP Ulrich D. Maas; Vorstand: WP StB Klaus Becker (Sprecher),
Dr. Vera-Carina Elter, StB Frank W. Grube, WP StB Sven-Olaf Leitz, Christian Rast,
WP Christian Sailer, WP Mattias Schmelzer, WP StB Boris Schroer
Sitz: Berlin; Handelsregister: Amtsgericht Charlottenburg (HRB 106191 B);
USt.- IdNr.: DE 814811803
Bankverbindung: Deutsche Bank AG, IBAN DE98 1007 0000 0239 3387 00,
BIC DEUTDEBB
Zertifiziert nach DIN EN ISO 9001, ISO/IEC 27001 und DIN EN ISO 14001

KPMG AG Wirtschaftsprüfungsgesellschaft, ein Mitglied des KPMG-Netzwerks unabhängiger Mitgliedsfirmen, die KPMG International Cooperative („KPMG International“),
einer juristischen Person schweizerischen Rechts, angeschlossen sind.